Exhibit 10.1

CFO CONSULTING AGREEMENT

THIS CONSULTING SERVICES AGREEMENT made as of the 1st day of January 2022

Between

SUSGLOBAL ENERGY CORP.

a company incorporated under the Laws of Delaware (the "Company")

and

SUSGLOBAL ENERGY CANADA CORP.

a company incorporated under the Laws of Canada (the "Company")

and

IKE MAKRIMICHALOS

an individual subject to the Laws of Canada (the "Contractor")

IN CONSIDERATION of the mutual agreements herein contained and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree with one another as follows:

1. Definitions. Capitalized terms and expressions not otherwise defined herein have the meanings to them in Schedule A.

2. Engagement. The Company hereby engages the Contractor to provide the services (the "Services") of Chief Financial Officer (the "CFO") of the Company, subject to the directions of the Chief Executive Officer (the "CEO"), and as agreed in the job description (Exhibit B).

3. Modification of Duties. Subject to Section 10(c), the scope of the Contractor's duties may be changed from time to time by the CEO or the Board of Directors of the Company without thereby terminating this Agreement. If so changed, the Contractor's engagement with the Company shall be construed continuing under this Agreement, as modified in accordance with such determination by the CEO or the Board of Directors.

4. Independent Contractor. The Contractor shall be an independent contractor and not a servant, employee or agent of the Company. The Company may from time to time give any instructions to the Contractor it considers necessary in connection with the provision of Services but the Contractor shall not be subject to the control of the Company in respect of the manner in which such instructions are carried out. The Contractor will perform his services from the location of the Company office and where required, attend meetings and conference calls from other locations, as required.

5. Compliance with Laws. The Contractor shall comply with all applicable laws, rules and regulations and shall pay any and all taxes, (including the Harmonized Sales Tax ("HST") and the Canada pension plan contributions), that it is subject to, as well as compliance with other contributions and assessments, including those under any applicable workers compensation legislation, and any other statutorily prescribed payment or assessment of any nature that are payable by virtue of the independent contractor relationship between the Contractor, its personnel if any, and the Company.

Exhibit 10.1

6. Contractor is a Key Contractor. The Contractor's position is a key position in the Company, and the Contractor shall provide the Services diligently and faithfully and devote his time, attention and energy to the performance of the duties of the Contractor under this Agreement with the degree of care, skill and expertise as is the industry standard and in accordance with applicable laws.

7. Non-exclusivity of Services. The Company acknowledges that the Contractor may, from time to time, provide services to other persons, firms and companies during the term of this Agreement, but the Contractor shall not provide such services if the ability of the Contractor to provide such Services is hereby materially diminished or impaired. Except as expressly provided in this Agreement, the Contractor shall have the right independently to engage in and receive full benefits from business activities, providing such activities are not competitive with the Company's activities. In the event a conflict of interest arises, the Contractor agrees to inform the Company as soon as possible and the Company and the Contractor agree to use their best efforts to come to a mutually agreeable solution to the situation.

8. Duration and Term of Engagement

The engagement of the Contractor with the Company is for a term (the "Term") of 12 months beginning on the Effective Date, as hereinafter defined.

9. Fee for Services

(a) Flat Fee. Effective January 1, 2022 (the "Effective Date"), the Company will pay the Contractor a basic fee (the "Fee") of $10,000.00 per month for 12 months, plus the applicable HST payable monthly, on the 30th of each month and upon presentation of an invoice for FOUR (4) Days per week per month. Final settlement for the month will be billed and payable at the end of each month.

(b) Disbursements

In addition to the Fees, noted above, the Company will reimburse the Contractor for actual out-of-pocket expenses incurred at the specific direction of or with the pre-authorization of the Company provided the Company is invoiced on a timely basis for such expenses with photo scans of proper receipts.

(c) Other Fees and Compensation

In addition to all fees noted above, the Contractor will be awarded 50,000 Restricted Common Shares (the "Shares") on the Effective Date, as hereinafter defined.

10. Termination

(a) Termination for Cause, Death or Disability. If the Contractor's engagement under this Agreement is terminated:

(i) for Cause;

(ii) by reason of the Contractor's death or Disability; or

(iii) by reason of the voluntary resignation of the Contractor as the CFO of the Company, the Contractor shall be entitled to the Fee pro-rata through the date of termination.

(b) Termination without Cause

If the Company terminates the engagement of the Contractor without Cause, the Contractor shall be entitled  to prompt (within 10 business days of the termination) cash payments equal to 2 months Fees and any bonus compensation owing.

Exhibit 10.1

(c) Constructive Discharge

A Constructive Discharge shall be treated for all purposes of this Agreement as a termination by the Company without Cause. Notwithstanding any other provision of this Agreement, a Constructive Discharge shall be deemed to have occurred if:

(i) the Contractor gives the Company written notice specifically identifying circumstances considered by the Contractor to constitute Good Reason, within a reasonable time after acquiring knowledge of circumstances constituting Good Reason;

(ii) the Company fails to correct the circumstances within 15 days after such notice; and

(iii) the Contractor resigns within ninety days after the date of delivery of the notice.

11. Effect of Termination on Other Positions

If, on the date of termination of this Agreement, the Contractor is a member of the Board or a member of the Board of any of the subsidiaries, or holds any other position with the Company or any subsidiary, the Contractor shall be deemed to have resigned from all such positions as of the date of the termination of this Agreement. The Contractor agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.

12. Return of Company Property

Upon the termination of this Agreement for any reason, the Contractor shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) except any personal diaries, calendars, rolodexes or personal notes or correspondence.

13. Confidentiality

The Contractor shall not, directly or indirectly, either during the term of this Agreement or at any time thereafter, in any way use or disclose to any person, other than strictly for the fulfillment of this Agreement or as required by law, any information relating to the business, commercial, technical, trade, marketing, financing or any other confidential affairs of the Company. The Contractor agrees and acknowledges that all such information is the exclusive property of the Company, and the Contractor as the case may be, shall hold all such information in trust for the Company. The Contractor confirms and acknowledges their duty to use their respective best efforts to protect the confidentiality of such information, not to misuse such information, and to protect such information from any misuse, misappropriation, harm and interference in any manner whatsoever.

14. General

(a) Assignments. This Agreement shall not be assignable by either party, provided however, that if the Company merges into or consolidates or amalgamates with, or transfers/sells substantially all of its assets or shares to, another company or business entity, this Agreement shall run to the benefit of and may be assigned to the Company's successors resulting from such merger, consolidation or transfer.

(b) Non-Waiver. No consent or waiver, express or implied, of the Company or the Contractor to or of any breach or default by the other of them in the performance by the other of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligation of the other party. Failure on the part of any party to complain of any act or failure to act of the other of them, or to declare the other party in default regardless of how long such failure continues, shall not constitute a waiver by such party of its rights under this Agreement or failure continues, shall not constitute a waiver by such party of its rights under this Agreement or of the right to then or subsequently declare a default.

Exhibit 10.1

(c) No Agency. The Contractor shall not, at any time, hold itself out as the agent or representative of the Company except as permitted in this Agreement, and shall not incur any obligations or liabilities or enter into any agreements for or on behalf of the Company except with the prior written consent of the Company.

(d) Loss or Damage. The Contractor shall be responsible for any loss or damage suffered by the Company as a result of any negligent misrepresentation or unauthorized warranties given by the Contractor or agreements or contracts entered into by the Contractor which were not authorized or approved by the Company or any claims made against the Company as a result of the negligence or willful default of the Contractor.

(e) Notices. Any notice, direction or other instrument required or permitted to be given by any party under this Agreement will be in writing and will be sufficiently given if delivered personally or by courier, or transmitted by telecopier during the transmission of which no indication of failure of receipt is communicated to the sender:

To the Company at:	To the Contractor at:

200 Davenport Road	Ike Makrimichalos
Toronto, ON M5R 1J2

 (f) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations and oral or written understandings, if any. This agreement may not be modified except by agreement in writing signed by all of the parties.

(g) Partial Enforceability. If any provision of this Agreement is held invalid or unenforceable, it shall be modified or construed restrictively rather than voided, if possible, to give effect to the intent of the parties to the extent possible, and if modification or restrictive construction is not possible, it shall be severed. In any event, all of the other provisions of this Agreement shall be deemed valid and enforceable.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Canada.

Exhibit 10.1

EXHIBIT A

Definitions

For the purposes of this Agreement:

(a) "Cause" means:

(i) the Contractor is convicted of a criminal or other statutory offence which has a potential sentence of imprisonment greater than six (6) months or the Contractor's conviction of a criminal or other statutory offence involving, in the sole discretion of the Board of Directors of the Company, moral turpitude; or

(ii) a reasonable determination by a vote of the Board of Directors comprising a simple majority of the entire Board of Directors, that, in carrying out his duties, the Contractor has engaged in willful gross neglect or willful gross misconduct, resulting in material economic harm, neglect or willful gross misconduct, to the Company or resulting in reputational harm causing quantifiable material injury to the Company, unless the Contractor had a good faith belief that such conduct was in, or not opposed to the best interests of the Company; or

(iii) any other action or inaction that would constitute "cause" in law.

(b) "Disability" means the Contractor's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities contemplated by this Agreement. In the event of a dispute as to whether the Contractor is disabled, the determination shall be made by a licensed medical doctor selected by the Company and agreed to by the Contractor. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall elect a third who shall be the approved medical doctor for this purpose. The Company agrees to cause the Contractor to submit to such tests and examinations as such medical doctor shall deem appropriate.

(c) "Good Reason" means, without the Contractor's express written consent (and except in consequence of a prior termination of the Contractor's engagement), the occurrence of any of the following circumstances:

(i) reduction by the Company in the Contractor's Fee to an amount that is less than required under Section 9(a), without its consent.

(ii) the removal of the Contractor from any of the positions described in Section 3.

(iii) A material diminution in the Contractor's duties or the assignment to the Contractor of any duties inconsistent with his/her position.

(iv) A change in the Contractor's reporting relationship such that the Contractor no longer reports directly to the CEO.

(v) A breach by the Company of any of its material obligations to the Contractor under this Agreement.

(vi) The failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction.

Exhibit 10.1

EXHIBIT B

Chief Financial Officer

Job Description & General Conduct when acting for the Company.

The role of the CFO is to carry out the traditional CFO activities in a public company, consisting of general finance/accounting advice and accounting support.

To execute this role, specific responsibilities include (but shall not be limited to) the following:

1. Assist in the preparation of the appropriate working paper documentation/financial reporting for public company purposes, i.e. timely assistance on quarterly financial statements, annual financial statements, preparation of the MD&A, preparation for the audits and reviews and budgeting.

2. Develop a system of internal controls and ensure adherence to the system of internal controls. Included, will be proper and complete approval of invoices by the CFO and CEO for payment, subject to any expenditure limits already in place or to be implemented and the assurance of alternate cheque signing authority, should the CFO or CEO, not be available.

3.Report on the quarterly and annual financial statements and MD&A, to the Audit Committee and other matters as directed by the CEO.

4. Assist, when requested, any additional duties with respect to current financial reporting and other duties generally required of a CFO and as may be requested by the CEO and/or the Board of Directors as directed by the Audit Committee.

To assist the Contractor in carrying out his duties, the Company will:

1. Provide financial information on a timely basis to assist with the immediate reporting requirements. Provide such information as may be requested of outside legal counsel, external auditors and internally in the organization.

2. Keep Contractor appraised of information requirements and corporate needs so as to properly discharge his duties, and

3. Provide adequate liability insurance for the Contractor in his capacity as CFO and Officer of the Company, signing corporate documents.

General Considerations:

SusGlobal Energy Canada Corp. is a wholly owned subsidiary of SusGlobal Energy Corp. (OTCQB:SNRG) which is a publicly quoted company in the United States of America. Any exchanges of information or opinions relating to the Company and its operations, whether expressed publicly or privately, may affect the share price and could potentially be construed as insider trading (which is a criminal offence). Reasonable measures must therefore be observed in order to control the flow of information to third party individuals and organizations. Unless otherwise approved by the CEO:

Exhibit 10.1

1. No information or opinions relating to the Company, its operations, or developments is to be discussed or divulged to third parties, unless such information is already a matter of public record. Material information should at all times be secured in such a manner as to prevent access by third parties.

2. When information needs to be conveyed to third parties acting in an authorized or professional capacity to the Company, the terms of their engagement must provide for confidentiality prior to information being exchanged, and information should thereafter be exchanged by secure means.

3. When third parties are invited to visit the Company's project sites and prior to commencing such visits, they shall be required to sign an indemnity form, and as directed by the CEO, may also be required to sign a confidentiality agreement.

The Parties, intending to be contractually bound, have executed this Agreement as of the date set out in the first page.

SUSGLOBAL ENERGY CORP.

MARC HAZOUT
President and CEO

IKE MAKRIMICHALOS
Contractor